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                                                                     EXHIBIT 4.6


                             DISBURSEMENT AGREEMENT


                  DISBURSEMENT AGREEMENT (this "Agreement"), dated as of December 30, 1997, among THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP (the "Partnership"), THE RESORT AT SUMMERLIN, INC. ("Summerlin, Inc." and together with the Partnership, the "Borrowers"), UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee (the "Trustee") on behalf of the holders of the Subordinated Notes referred to below, THE RESORT AT SUMMERLIN, INC., as representative (the "Representative") of the Partners referred to below, NATIONAL WESTMINSTER BANK PLC, as Administrative Agent (the "Administrative Agent") under the Credit Agreement hereinafter defined, FIRST SECURITY TRUST COMPANY OF NEVADA as the Account Agent under the Mortgage Notes Proceeds Agreement referred to below (the "MNPA Agent"), FIRST SECURITY TRUST COMPANY OF NEVADA as the Account Agent under the Subordinated Notes Proceeds Agreement referred to below (the "SNPA Agent"), FIRST SECURITY TRUST COMPANY OF NEVADA as the Account Agent under the Partnership Funds Agreement referred to below (the "PFA Agent" and together with the MNPA Agent and the SNPA Agent, the "Account Agents") and FIRST SECURITY TRUST COMPANY OF NEVADA as Disbursement Agent (the "Disbursement Agent"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as so defined.

                              W I T N E S S E T H :


                  WHEREAS, the Borrowers, the lenders (the "Lenders") from time to time party thereto, Gleacher Natwest, Inc., as Arranging Agent, and the Administrative Agent have entered into a Credit Agreement, dated as of December 30, 1997, providing for the making of loans as contemplated therein (as modified or restated and in effect from time to time, the "Credit Agreement);

                  WHEREAS, all of the proceeds of Construction Loans made under the Credit Agreement are to be directly deposited in the Mortgage Notes Proceeds Account established pursuant to the Mortgage Notes Proceeds Agreement, prior to any disbursement of such amounts to finance Project Costs;

                  WHEREAS, the Borrowers will issue 13% Senior Subordinated PIK Notes (the "Subordinated Notes") in an aggregate principal amount of
$100,000,000 on the Closing Date;
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                  WHEREAS, all of the net proceeds of the Subordinated Notes are to be directly deposited in the Subordinated Notes Proceeds Account established pursuant to the Subordinated Notes Proceeds Agreement on the Closing Date, prior to any disbursement of such amounts to finance Project Costs;

                  WHEREAS, the Partners will, on the Closing Date, deposit $39,700,152 in immediately available funds in the Partnership Funds Account established pursuant to the Partnership Funds Agreement to be available to finance Project Costs and additional funds may thereafter be deposited in such Account as provided for in the Partnership Funds Agreement;

                  WHEREAS, subject to and on the terms and conditions specified in this Agreement the amounts on deposit in the Proceeds Accounts are to be transferred to the Disbursement Account referred to below to finance Project Costs when required;

                  WHEREAS, the amounts in the Proceeds Accounts that are transferred to the Disbursement Account may be disbursed to or as directed by the Borrowers (acting jointly through an Authorized Officer of the General Partner), in each case from time to time upon the satisfaction of the applicable conditions set forth in this Agreement;

                  NOW, THEREFORE, it is agreed:

                  SECTION 1. ESTABLISHMENT OF THE DISBURSEMENT ACCOUNT.

                  1.01 Establishment of Disbursement Account. The Disbursement Agent has established in its own name for the benefit of the Lenders an account (Account No. 702254) (the "Disbursement Account") for purposes of this Agreement, which Disbursement Account is maintained at the Disbursement Agent's office located at Las Vegas, Nevada (Wire transfers: First Security Bank of Nevada, ABA 1224 01668). Subject to the provisions of this Agreement, the Disbursement Account shall be under the sole dominion and control of the Disbursement Agent and, except as expressly set forth in this Agreement, the Disbursement Agent shall have the sole right to cause transfers to be made to, and/or to make withdrawals from, the Disbursement Account and to exercise all rights with respect to the Collateral (as defined below) from time to time therein.

                  (b) The Disbursement Account will be utilized solely for the purposes of (x) receiving all transfers ("Transfers") from the Proceeds Accounts of funds to be disbursed to finance Project Costs and (y) funding disbursements to finance Project Costs ("Disbursements").

                  1.02. Investment of Funds Deposited in the Bank Disbursement Account. So long as any amounts remain in the Disbursement Account, the


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Disbursement Agent will from time to time, at the request of the General
Partner, invest funds on deposit in the Disbursement Account in Cash Equivalents. All investments made pursuant to this Section 1.02 (and any instruments evidencing same), and all proceeds thereof, shall be held in the Disbursement Account as part of the Collateral. All such investments shall be made in the name of the Disbursement Agent. All risk of loss in respect of investments made pursuant to this section shall be on the Borrowers.

                  SECTION 2. PROCEDURES FOR TRANSFERS.

                  2.01. Transfers. All Transfers will be made from the respective Proceeds Accounts, in the order provided below, to the Disbursement Account on each Transfer Date (as defined below) upon receipt by the respective Account Agent or Agents of written notice (or telephonic notice confirmed in writing) (together with any notice given by the Disbursement Agent pursuant to
Section 2.05(b) or 2.08, each a "Transfer Notice") from the Disbursement Agent specifying (x) that the Disbursement Agent has received a disbursement request (as more fully described below, a "Disbursement Request") executed by an Authorized Officer of the General Partner satisfying the requirements of Section
2.04 hereof in respect of such Transfer Date and (y) the total aggregate amount of funds requested pursuant to such Disbursement Request (the "Requested Amount") and the portion (each an "Account Agent's Portion"), if any, of the Requested Amount to be transferred from the Proceeds Account held by the respective Account Agent (i.e., the Requested Amount less the aggregate Account Agent's Portions for those Account Agents, if any, that, under Section 2.02, fund such Transfer prior to the respective Account Agent). On each Transfer Date on which it has received a Transfer Notice, each Account Agent, in the order specified in Section 2.02, will make a Transfer from its Proceeds Account to the Disbursement Account equal to its Account Agent's Portion for such Transfer Date (or, if less, the total amount on deposit in its Proceeds Account).

                  2.02. Funding Order. All Transfers shall be funded in the following sequence: (i) first, from the Partnership Funds Account until exhausted, (ii) second, from the Subordinated Notes Proceeds Account until exhausted and (iii) third, from the Mortgage Notes Proceeds Account until exhausted.

                  2.03. Procedures for Transfers. All Transfers shall be made only for the purpose of paying Project Costs on a Line Item by Line Item basis as specified in the Budget. In no event shall the Disbursement Agent be obligated to request Transfers and/or make Disbursements for any Line Item of Project Costs in an amount greater than the amount set forth for such Line Item in the Budget as then in effect, provided that if a Noticed Event of Default (as defined below) occurs and is continuing the Administrative Agent, acting at the direction of the Required Lenders, may unilaterally modify the Budget by increasing or decreasing existing Line Items and/or adding or subtracting Line Items. The Disbursement Agent shall have no obligation to request any Transfer or make any Disbursement


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unless all the conditions precedent contained in Section 2.06 are satisfied, provided, that any such condition may be waived with the consent of the Administrative Agent, [and, to the extent funds in the Subordinated Notes Proceeds Account are to be transferred, the Trustee], it being agreed that any such waiver shall not constitute a waiver of such conditions in respect of future Transfers and/or Disbursements. In addition, any failure of the Disbursement Agent to insist upon strict compliance with such conditions shall not preclude the Disbursement Agent from thereafter insisting on such strict compliance. Transfers will only be made on the 3rd day of a month (to the extent occurring prior to the Completion Deadline) and on the Last Drawdown Date (each such date a "Transfer Date"). Disbursements will only be made to finance Project Costs when due provided that any amount that remains on deposit in the Disbursement Account on the 30th day following the Commencement Date will be returned to the Mortgage Note Proceeds Account unless waived by the Administrative Agent, in which event such amount will be available to be thereafter withdrawn from the Disbursement Account and used by the Partnership for working capital purposes. Transfers and Disbursements will not be made in respect of any Line Item constituting an unfunded reserve or working capital earlier than ten Business Days prior to the Commencement Date. To the extent required to make any Disbursement authorized by this Agreement, the Disbursement Agent shall, and is hereby authorized to, liquidate Cash Equivalents on deposit in the Disbursement Account pursuant to its customary practices for liquidating such securities.

                  2.04 Disbursement Requests. (a) Each Disbursement Request shall be in the form of Annex A attached hereto, shall be submitted at least three Business Days prior to the related Transfer Date, and shall constitute a representation by the Borrowers to the Disbursement Agent that (i) the work as described in the Construction Contract (the "Work") for which payment is to be made from the proceeds of the Transfer has been completed in full compliance with the Plans and Specifications, and is due to the General Manager or such other Person as of the date of such Transfer or will be due in the reasonable judgment of the Borrowers to any of such Persons within 30 days after such Transfer (with the maximum portion of any Transfer to be used to finance such future Project Costs not to exceed $3,000,000 in the aggregate unless otherwise agreed by the Administrative Agent), and (ii) all of the conditions precedent set forth in this Agreement for the making of such Transfer have been satisfied. The requesting or making of any Transfer and/or Disbursement by the Disbursement Agent and/or any Account Agent shall not be deemed an approval or acceptance by the Disbursement Agent or any Account Agent of any work performed, materials delivered or of the fabrication of any system or component of the Project.

                  (b) Disbursements of funds in the Disbursement Account will only be made for the purposes for which such funds were transferred from the Proceeds Accounts as specified in the respective Disbursement Request or, if future Project Costs funded by a Transfer are not actually made when anticipated, to pay amounts due under the Construction Contract on the next Transfer Date. Neither


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the Disbursement Agent nor any Account Agent shall have any liability whatsoever to any Lender, the Trustee, any holder of Subordinated Notes or any other Person as a result of any Transfer or Disbursement made following the receipt from the General Partner of a Disbursement Request satisfactory to the Consultant regardless of any subsequent determination that one or more of the conditions specified herein to such Transfer or Disbursement were not satisfied.

                  2.05 Special Transfers. The Disbursement Agent shall have no obligation to request a Transfer or make a Disbursement to finance materials not yet incorporated into the Project unless one of the two following provisions is satisfied:

         (i) with respect to building materials and/or components or systems which have been completed and are not otherwise subject to paragraph (ii) of this Section 2.05(a), (A) such materials are stored in a secured area and are protected from theft, vandalism and weather conditions to the reasonable satisfaction of the Consultant, (B) the Borrowers shall have provided evidence satisfactory to the Consultant that such materials are owned by the Partnership and are insured as required by the Credit Agreement, (C) the Borrowers shall have furnished to the Disbursement Agent a certified detailed inventory of such stored materials and (D) such stored materials shall be subject to a perfected, continuing first security interest in favor of the Collateral Agent for the benefit of the Lenders; and

         (ii) with respect to progress payments to a supplier of components or systems to be used in the Project (A) the Disbursement Agent shall be furnished with a copy of the purchase order or contract covering such component or system (and all amendments thereto or modifications thereof), (B) the Partnership's rights under such purchase orders or contracts shall be subject to a security interest in favor of the Collateral agent for the benefit of the Lenders and (C) the Borrowers shall have provided evidence satisfactory to the Consultant that such components or systems are owned by the Partnership and are insured as required by the Credit Agreement.

                  (b) Provided no Event of Default has occurred and is continuing, the Administrative Agent shall have the right, on any day prior to the Commencement Date on which interest is payable on the Construction Loans and all such interest has not been paid by the Borrowers to request in writing that the Disbursement Agent make a Disbursement, and the Disbursement Agent will make such Disbursement, from the Disbursement Account in the amount of interest not so paid to be paid to the Administrative Agent to be applied to such unpaid interest. To the extent sufficient funds are not on deposit in the Disbursement Account, the Disbursement Agent will request in writing a Transfer be made on such date in the amount of the interest shortfall and the respective Account Agents agree to make any such Transfer, in the order provided in Section 2.02, to the Disbursement Account to be used to make a Disbursement to fund such interest shortfall not withstanding whether such date is a Transfer Date.


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                  2.06 Conditions Precedent. (A) The Disbursement Agent and
Account Agents shall not be obligated to request or make any Transfer and/or to make any Disbursement unless each of the following conditions shall have been satisfied:

                  (I) Accuracy of Representations. All of the representations and warranties in the Credit Agreement and in the relevant Budget Request shall be true and correct in all material respects on and as of the date of such Transfer or Disbursement with the same effect as if made on such date, it being agreed that the conditions specified in this clause (I) and the following clause
(II) shall be deemed satisfied on the date of each Transfer or Disbursement unless the Disbursement Agent has received a written notice from the Administrative Agent or the Required Lenders stating that either or both such conditions are no longer satisfied.

                  (II) No Event of Default. No Default or Event of Default shall have occurred and be continuing on the date of such Transfer or Disbursement.

                  (III) Required Documentation. The Disbursement Agent shall have received the following in connection with each Transfer:

                           (a) a Disbursement Request that is satisfactory to the Consultant (with the Consultant indicating its satisfaction in writing);

                           (b) a written title continuation report and an endorsement to the Title Policy, in each case satisfactory to the Collateral Agent indicating that since the preceding Transfer there has been no change in the state of title (other than Permitted Liens and such other changes approved by the Collateral Agent), regardless of whether any such change may affect the priority of the Lien of the Mortgage, which endorsement shall have the effect of increasing the coverage of the Title Policy by an amount equal to the Transfer then being made if such policy (x) does not by its terms provide for such an increase or (y) has not already been increased to reflect the amount so transferred;

                           (c) advice, in each case satisfactory to the Collateral Agent, from the Title Insurer that a search of the recorder's office and the [Secretary of State's] office that no leases of personalty, financing statements or other security interests (other than those created and perfected by the Credit Documents or otherwise approved by the Collateral Agent) in any of the personal property intended to be subjected to the Lien of the Mortgage have been filed and/or recorded in favor of other parties;

                           (d) to the extent such information is not furnished as part of a Disbursement Request, a certification from the General Manager or the Architect, as appropriate, stating with respect to the Construction Contract as of the date of such certification: (i) the amount paid to date


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         and the amount owed, whether currently payable or not, as of the date of the certification; (ii) that the General Manager has been paid in full (except for any amounts retained by the Borrowers pursuant to the Construction Contract) for all work and materials theretofore furnished with respect to the Improvements and/or the Project to the extent such payments are due (except for the amount to be paid to the General Contractor out of such Transfer); and (iii) all previous Transfers that were to be used to make payments to the General Manager were applied and disbursed in accordance with the Disbursement Request therefor;

                           (e) waivers of Lien (if not already delivered) from the Architect and the General Manager, covering all work, labor and materials previously performed and delivered for which payment has been made and acceptable to the Consultant;

                           (f) a complete executed copy of any construction contracts and all amendments to the Construction Contract, in each case which have been entered into by or on behalf of the Borrowers since the preceding Transfer, all of which shall be satisfactory to the Consultant; and

                           (g) such additional documentation, data or information with respect to the Improvements and/or the Project, or in support of the Disbursement Request, as the Consultant shall reasonably request.

                  (B) The initial Transfer from the Subordinated Note Proceeds Account and/or the Mortgage Notes Proceeds Account will not be made unless each of the following conditions shall have been satisfied: (i) the Construction Consultants Certificate referenced in section 4.01 in the Credit Agreement.

                  (C) The Disbursement Agent will not request a Transfer be made on or after the Last Drawdown Date (or, if prior thereto, that would reduce the sum of (i) the aggregate amount on deposit in the Mortgage Notes Proceeds Account and (ii) the unutilized MN Commitments at such time to less than $10,000,000), even if the Project shall have been completed, unless and until each of the following conditions shall have been satisfied:

                  (a) Consultant's Report. The Disbursement Agent shall have received advice from the Consultant to the effect that the Project has been fully completed in accordance with the Plans and Specifications (including any punch-list items), that all utilities serving the Project have been connected and are operating and the Project is available for normal use and occupancy.

                  (b) Final Survey; "As-Built" Plans. The Disbursement Agent shall have received (a) a final survey showing the completed Improvements, and
(b) final Plans and Specifications and as-built mechanical drawings of underground site


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work and of interior utility and other building systems, in each case satisfactory to the Consultant.

                  (c) Certificates of Occupancy. The Disbursement Agent shall have received a copy of final certificates of occupancy for all of the space in the Project to the extent such final certificates of occupancy are a condition to the lawful use and occupancy of such space in the Project.

                  2.07 Transfers After an Event of Default. After a Noticed Event of Default shall have occurred and be continuing, the Disbursement Agent, acting at the direction of the Administrative Agent will, without a Disbursement Request having been made therefor, request in writing Transfers to be made (and the Account Agents will comply with any such requests) whether or not on a Transfer Date to fund Disbursements directly to the General Manager or any other Person in payment for Project Costs (which Disbursements the Disbursement Agent will make on receipt of such Transfers). The Borrowers hereby irrevocably authorize the Disbursement Agent to make such requests, payments and applications (and the funding of same by the Account Agents) and no further authorizations from the Borrowers shall be necessary to permit such Transfers and Disbursements, and all such Transfers and Disbursements shall be deemed to have been made pursuant to this Agreement. The Disbursement Agent shall provide the Borrowers with notice of any Transfer and Disbursement made pursuant to this section promptly after its occurrence.


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                  SECTION 3. PLEDGE AND GRANT OF SECURITY INTEREST.

                  3.01 Pledge and Grant of Security Interest. As collateral security to secure the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, each Borrower hereby pledges and assigns to the Disbursement Agent, for the benefit of the Lenders, a continuing possessory Lien and security interest in all of the right, title and interest of such Borrower in and to the Disbursement Account, in all funds deposited therein, in all investments from time to time therein, and in all cash and non-cash proceeds of any of the foregoing (collectively, the "Collateral"), from the date of the establishment of the Disbursement Account until the termination thereof pursuant to the terms hereof. As used herein, "Obligations" shall mean (i) the principal of and interest on the Loans made under the Credit Agreement, (ii) all other obligations and indebtedness of each Borrower to the Lenders now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents and the due performance and compliance by each Borrower with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents,
(iii) any and all sums advanced by the Disbursement Agent in order to preserve the Collateral or to preserve its security interest in the Collateral, (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of any Borrower referred to in clauses
(i), (ii) or (iii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Disbursement Agent of its rights hereunder, together with reasonable attorneys' fees and court costs, and (v) all amounts paid by any Indemnitee (as hereinafter defined) as to which such Indemnitee has the right to reimbursement under Section 10 hereof.

                  SECTION 4. REMEDIES UPON A NOTICED EVENT OF DEFAULT; APPLICATION OF PROCEEDS.

                  (a) If a Noticed Event of Default shall occur and be continuing, if and to the extent directed to do so by the Administrative Agent and notwithstanding any other provision of this Agreement, the Disbursement Agent shall, subject to any mandatory requirements of applicable law (including the Gaming Laws) (i) exercise in respect of all of the Collateral in addition to other rights and remedies provided for herein or otherwise available to it under applicable law, all of the rights and remedies of a secured party on default under the Uniform Commercial Code then in effect in the State of New York or Nevada, (ii) liquidate all Cash Equivalents pursuant to its customary practices for liquidating such securities and/or (iii) withdraw the Collateral, if any, from the Disbursement Account and pay the same to the Administrative Agent to be applied pursuant to Section 7.4 of the Security Agreement executed by the Partnership. A "Noticed Event of Default" shall mean (i) any Event of Default arising under


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Section 8.05 of the Credit Agreement with respect to a Borrower and (ii) any other Event of Default that has been specified as a "Noticed Event of Default" in a writing from the Administrative Agent to the Borrowers.

                  (b) It is understood that each of the Borrowers shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral applied as provided in this Section 4 and the aggregate amount of the Obligations.

                  SECTION 5. FURTHER ASSURANCES.

                  Each Borrower agrees that it will, at any time and from time to time, at its expense, promptly execute and deliver all further agreements, instruments and other documents and take all further action that may be necessary or that the Disbursement Agent or the Administrative Agent may reasonably request in order to perfect and protect the security interest purported to be created hereby or otherwise to enable the Disbursement Agent to exercise and enforce its rights and remedies hereunder.

                  SECTION 6. TRANSFERS AND OTHER LIENS.

                  Each Borrower agrees that it will not create or suffer to exist any Lien upon or with respect to any Collateral except for the security interest purported to be created hereby.

                  SECTION 7. ATTORNEY-IN-FACT.

                  Each Borrower hereby irrevocably appoints, which appointment shall be coupled with an interest, the Disbursement Agent its attorneys-in-fact, with full power and authority after the occurrence of and during the continuance of an Event of Default, in the place and stead of such Borrower and in the name of such Borrower or otherwise, from time to time in the Disbursement Agent's discretion to execute any instrument and to take any other action which the Disbursement Agent may deem necessary or advisable to accomplish the purposes of this Agreement or to facilitate the assignment or other transfer by the Disbursement Agent of any or all of its rights hereunder.

                  SECTION 8. PERFORMANCE BY THE DISBURSEMENT AGENT.

                  If any Borrower fails to perform any agreement or obligation contained herein, the Disbursement Agent itself may perform or cause performance of such agreement or obligation, and the expenses of the Disbursement Agent incurred in connection therewith shall be payable to the Disbursement Agent by the Borrowers.


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                  SECTION 9. RESPONSIBILITY OF THE DISBURSEMENT AGENT AND
ADMINISTRATIVE AGENT.

                  (a) Neither the Disbursement Agent nor the Administrative Agent nor any of their respective directors, officers, agents, employees, affiliates, representatives and agents shall be liable for any failure to invest or reinvest any cash in the Disbursement Account in accordance herewith or for any losses incurred by reason of investments made by the Disbursement Agent pursuant to Section 1.02 hereof. The Disbursement Agent and Administrative Agent shall act hereunder on the same terms and conditions as are set forth in Annex B hereto (i.e., Section 10 of the Credit Agreement) (which Annex B is incorporated by reference herein with each reference therein to (x) "Agent" to include the Disbursement Agent and Administrative Agent and (y) "Lenders" to include the Lenders and the holders of the Subordinated Notes, and by accepting the benefits hereof, each party hereto and each other beneficiary hereof (including all holders of the Subordinated Notes and all Lenders) shall be deemed to have agreed to such provisions as so incorporated, and shall hold the Collateral in accordance with this Agreement and with only such obligations in respect thereof as herein set forth.

                  (b) The Disbursement Agent acknowledges and agrees that (i) all disbursements and releases made pursuant to this Agreement shall be made by the Disbursement Agent irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, (ii) all service charges and fees with respect to this Agreement or the Disbursement Account shall be paid by the Borrowers, (iii) it irrevocably waives and renounces any pledge, security interest (whether consensual, statutory or otherwise) or right of offset or compensation that it has or may ever have for its own benefit with respect to the Disbursement Account, (iv) it shall maintain appropriate books and records with respect to the Disbursement Account in which shall be recorded all transactions related thereto including, without limitation, all disbursements hereunder and any investments made by the Disbursement Agent and shall permit the Administrative Agent or any of its agents or representatives to inspect and to make copies of such books and records, as is reasonable, at the Borrowers' sole cost and expense and (v) it shall exercise its customary efforts and utilize prudence in performing its duties hereunder in accordance with the terms of this Agreement.

                  SECTION 10. INDEMNITY.

                  10.1. Indemnity. (a) Each Borrower jointly and severally agrees to indemnify, reimburse and hold the Disbursement Agent, each Account Agent and, to the extent acting hereunder, the Administrative Agent and their respective successors, assigns, employees, agents and servants (hereinafter in this Section 10.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the


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
purposes of this Section 10.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, or any other document executed in connection herewith or in any other way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the use of the Collateral; provided that no Indemnitee shall be indemnified pursuant to this Section 10.1(a) for expenses to the extent caused by the gross negligence or willful misconduct of such Indemnitee.

                  (b) Without limiting the application of Section 10.1(a) hereof, each Borrower jointly and severally agrees to pay, or reimburse the Disbursement Agent, for any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Disbursement Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Disbursement Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

                  (c) Without limiting the application of Section 10.1(a) or (b) hereof, each Borrower jointly and severally agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by such Borrower in this Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

                  (d) If and to the extent that the obligations of any Borrower under this Section 10.1 are unenforceable for any reason, such Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                  10.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Borrower contained in this Section 10 shall continue in full force and effect notwithstanding the full payment of all Obligations.

                  SECTION 11. NOTICES, ETC.

                  Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

                  (a)  if to the Partnership or the General Partner, at:

                  1160 Town Center Drive
                  Suite 200
                  Las Vegas, Nevada  89134
                  Attention:  John Tipton

                  (b)  if to the Disbursement Agent, at:

                  First Security Trust of NV
                  c/o First Security Bank
                  Trust Dept.
                  530 Las Vegas Blvd. South
                  Las Vegas, Nevada  89101

                  (c)  if to the Administrative Agent, at:

                  175 Water Street
                  New York, NY  10038
                  Attention:  Robert Karlovitz

                  (e)  if to the Trustee, at:

                  114 West 47th St.

                  New York, NY  10036
                  Attention:  Corporate Trust Department

                  (f)  if to each Account Agent, at:

                  c/o First Security Bank
                  Trust Dept.
                  530 Las Vegas Blvd. South
                  Las Vegas, Nevada  89101



or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

                  SECTION 12. MISCELLANEOUS.

                  This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the

State of New York. This Agreement shall be binding upon each of the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the Disbursement Agent, the Administrative Agent, the Account Agents, the Trustee and their respective successors and assigns. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of the signature pages to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective on the date on which each of the parties shall have executed and delivered a copy hereof. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement, which shall remain binding on all parties hereto.

                  SECTION 13. WAIVER; AMENDMENT.

                  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Borrower and the Administrative Agent, provided that (i) if any such change, waiver or modification is adverse to the interests of the Disbursement Agent in its capacity as such, then the consent of the Disbursement Agent in such capacity shall also be required, and (ii) if any such change, waiver or modification will adversely affect the interests of the holders of the Subordinated Notes in a manner different than, and more adverse than, the affect thereof on the Lenders, then the consent of the Trustee shall be required. Upon the one time written request of the General Partner there may be appointed a new Disbursement Agent (the "New Disbursement Agent') that is acceptable to the Administrative Agent who would replace the original Disbursement Agent; provided that (I) the New Disbursement Agent (x) concurrently replaces the original Disbursement Agent as MNPA Agent, SNPA Agent and PFA Agent and (y) executes documents satisfactory to the Administrative Agent pursuant to which it becomes party to and bound by this Agreement and each of the Agreements governing the Proceeds Accounts and (II) the original Disbursement Agent has been paid all amounts owing it by the Partnership. Upon the effectiveness of such replacement, the original Disbursement Agent will transfer to the new Disbursement Account established by the New Disbursement Agent all amounts on deposit in the original Disbursement Account.

NATIONAL WESTMINISTER BANK
    PLC, as Administrative Agent


By: /s/ Andrew Weinberg
    ----------------------------
    Name:  ANDREW WEINBERG
    Title: SENIOR VICE PRESIDENT


FIRST SECURITY TRUST COMPANY
    OF NEVADA, as MNPA Agent


By:
    ----------------------------
    Name:
    Title:


FIRST SECURITY TRUST COMPANY
    OF NEVADA, as SNPA Agent


By:
    ----------------------------
    Name:
    Title:


FIRST SECURITY TRUST COMPANY
    OF NEVADA, as PFA Agent


By:
    ----------------------------
    Name:
    Title:


FIRST SECURITY TRUST COMPANY
    OF NEVADA, as Disbursement Agent


By:
    ----------------------------
    Name:
    Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers or General Partners, as the case may be, as of the date first above written.



                                       THE RESORT AT SUMMERLIN,
                                         LIMITED PARTNERSHIP

                                       By The Resort at Summerlin, Inc.,
                                            its General Partner


                                       By: /s/ illegible
                                           ------------------------------------

                                       Name:
                                       Title: SR VP [ILLEGIBLE]



                                       THE RESORT AT SUMMERLIN, INC.

                                       By: /s/ illegible
                                           ------------------------------------

                                       Name:
                                       Title: SR VP [ILLEGIBLE]


                                       UNITED STATES TRUST COMPANY OF
                                         NEW YORK, as Trustee

                                       By: /s/LOUIS P. YOUNG
                                           ------------------------------------

                                       Name:  LOUIS P. YOUNG
                                       Title: VICE PRESIDENT


                                       THE RESORT AT SUMMERLIN, INC., as
                                         Representative

                                       By: /s/ illegible
                                           ------------------------------------

                                       Name:
                                       Title: SR VP [ILLEGIBLE]

                                       NATIONAL WESTMINISTER BANK PLC,
                                         as Administrative Agent

                                       By: /s/ANDREW WEINBERG
                                           ------------------------------------

                                       Name:  ANDREW WEINBERG
                                       Title: SENIOR VICE PRESIDENT


                                       FIRST SECURITY TRUST COMPANY
                                         OF NEVADA, as MNPA Agent

                                       By: /s/MARK DRESCHLER
                                           ------------------------------------

                                       Name:  MARK DRESCHLER
                                       Title: PRESIDENT


                                       FIRST SECURITY TRUST COMPANY
                                         OF NEVADA, as SNPA Agent

                                       By: /s/MARK DRESCHLER
                                           ------------------------------------

                                       Name:  MARK DRESCHLER
                                       Title: PRESIDENT


                                       FIRST SECURITY TRUST COMPANY
                                         OF NEVADA, as PFA Agent

                                       By: /s/MARK DRESCHLER
                                           ------------------------------------

                                       Name:  MARK DRESCHLER
                                       Title: PRESIDENT


                                       FIRST SECURITY TRUST COMPANY
                                         OF NEVADA, as Disbursement Agent

                                       By: /s/MARK DRESCHLER
                                           ------------------------------------

                                       Name:  MARK DRESCHLER
                                       Title: PRESIDENT

                                                                         ANNEX A


                              DISBURSEMENT REQUEST


                                                                          [Date]



-----------------------
 as Disbursement Agent


Attention: [              ]

                  re  Disbursement Request for $[                ]

Gentlemen:

                  Reference is made to the Disbursement Agreement, dated as of December 30, 1997 (the "Disbursement Agreement"), among THE RESORT AT SUMMERLIN, LIMITED PARTNERSHIP (the "Partnership"), THE RESORT AT SUMMERLIN, INC. ("Summerlin, Inc." and together with the Partnership, the "Borrowers"), UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, NATIONAL WESTMINSTER BANK PLC, as Administrative Agent, FIRST SECURITY TRUST COMPANY OF NEVADA as MNPA Agent, FIRST SECURITY TRUST COMPANY OF NEVADA as SNPA Agent, FIRST SECURITY TRUST COMPANY OF NEVADA as PFA Agent and FIRST SECURITY TRUST COMPANY OF NEVADA as Disbursement Agent. Except as otherwise defined herein, terms used herein and defined in the Disbursement Agreement (or in the Credit Agreement referred to therein) shall be used herein as so defined.

                  The Borrowers hereby request that $[    ] (the "Transfer") be
transferred from the applicable Proceeds Accounts into the Disbursement Account for application by the Borrowers to pay for Project Costs. In connection with the requested Transfer, the Borrowers hereby represent, warrant and certify as follows:

                  1. The amount of the Transfer is no greater than the sum of
(a) the unpaid Work in place and the unpaid cost of materials for the Work suitably stored on the Real Property on which the Project is located or will be located (the "Premises") or elsewhere as provided in the Construction Contract in respect of the Improvements to be constructed on such Real Property, less any amounts permitted as of this date to be retained under such Construction Contracts, (b) the following Project Costs not related to Work and materials for Work that are now due and payable: [specify by Line Item] and (c) other amounts required to be expended after [applicable Transfer Date] and prior to [next Transfer Date] for Project Costs, as follows: [specify Line Items and when due].

                  2. The Work performed as of the date hereof is in accordance with the Plans and Specifications and the Transfer is appropriate in light of the percentage of Work completed

                                                                         ANNEX A
                                                                          Page 2


and the unpaid cost of stored materials. The undersigned has no reason to believe that the Commencement Date will not occur on or prior to the Completion Deadline Date.

                  3. The Borrowers have not received any notice and have no knowledge of any Liens or claims of Lien either filed or threatened against the Premises, except the Liens established pursuant to the Security Documents, Permitted Liens and other Liens which have been insured by a title endorsement or discharged by posting appropriate bonds.

                  4. All sums previously requisitioned pursuant to a Disbursement Request have been applied for the purposes set forth in the Disbursement Request or are being applied on [the relevant Transfer Date] to pay for Work as permitted by Section 2.04(b) of the Disbursement Agreement.

                  5. The Budget accurately sets forth the anticipated Project Costs to complete the Project, which in the aggregate are less than or equal to the sum of (i) amounts on deposit in the Disbursement Account and in the Proceeds Accounts and (ii) the unutilized MN Commitments under the Credit Agreement.

                  6. After giving effect to the proposed uses of the funds to be transferred to the Disbursement Account, the aggregate amount expended for each Line Item will not exceed the amount specified for such Line Item in the Budget as now in effect.

                  [7. If the Work for which payment is to be made from the proceeds of the Transfer is for tenant improvement work required to be performed by the Borrowers under any leases, the relevant tenant(s) has approved such Work.]

                  8. On the date hereof, both before and after giving effect to the application of the proceeds of the Transfer (i) there is no Default or Event of Default under the Credit Agreement, and (ii) all representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects with the same effect as though made on the date hereof except to the extent that they expressly relate to an earlier date.

                                       THE RESORT AT SUMMERLIN, INC.,
                                           as General Partner



                                       By:
                                           ------------------------------------
                                            Name:
                                            Title:

                                                                         ANNEX B


                             THE DISBURSEMENT AGENT




               [SECTION 10 OF CREDIT AGREEMENT TO BE INSERTED HERE